EXHIBIT 10.22
CONSENT AND FOURTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS CONSENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Consent”) is entered into as of September 30, 2025 (the “Effective Date”), among Powell Industries, Inc., a Delaware corporation (“Borrower”), certain Subsidiaries of Borrower party hereto, as guarantors (the “Guarantors”), the lenders party hereto (the “Lenders”), and Bank of America, N.A. (“Bank of America”), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
A.    Borrower, the Subsidiaries of Borrower from time to time party thereto as Guarantors, the Administrative Agent, the Swingline Lender, the L/C Issuer and the Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of September 27, 2019 (as amended by that certain First Amendment to Credit Agreement, dated as of March 12, 2021, as further modified by that certain Consent to Credit Agreement, dated as of July 28, 2022, that certain LIBOR Transition Amendment, dated as of November 10, 2022, that certain Second Amendment to Credit Agreement, dated as of March 31, 2023, that certain Third Amendment to Credit Agreement dated as of October 4, 2023, that certain Conforming Changes Amendment dated as of September 24, 2024, and as may be further amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time prior to the Effective Date, the “Credit Agreement”).
B.    Among other collateral security securing the Obligations under the Credit Agreement, Powell Industries International, Inc., a Delaware corporation (which is a Guarantor and is a 100% wholly-owned Subsidiary of Borrower, herein “PII”) entered into a deed of pledge on May 31, 2010 on sixty-five percent (65%) of the Equity Interests of its 100% wholly-owned Subsidiary, Powell Industries International, B.V., a private company with limited liability organized and existing under the laws of the Netherlands (“PIIBV”), as confirmed by that certain Confirmation Agreement dated as of December 6, 2019, and as may have been or may in the future be, amended or restated, the “Prior Share Pledge”.
C.    Borrower proposes to undertake, in a series of sequentially related transactions, a corporate reorganization of its Foreign Subsidiaries such that, after giving effect to such transactions, PII will own 100% of the Equity Interests of a newly formed 100% wholly-owned Subsidiary, Powell Industries International Limited, a company formed under the laws of the United Kingdom and Wales (“UK HoldCo”), which in turn will own, directly or indirectly, 100% of the Equity Interests of all other Foreign Subsidiaries of Borrower (collectively, the “Corporate Reorganization Transaction”). The Corporate Reorganization Transaction will require at least the Required Lenders’ written consent to consummate all of the steps and sequentially related transactions required to consummate the Corporate Reorganization Transaction.
D.    While the Lenders were evaluating and seeking internal approvals for the totality of the Corporate Reorganization Transaction, Borrower, the Administrative Agent and Lenders entered into that certain Consent to Amended and Restated Credit Agreement dated as of July 25, 2025 (the “Preliminary Consent”), under which Lenders consented to the implementation of, and permitted Borrower to take, the Preliminary Corporate Reorganization Transactions (as defined in the Preliminary Consent).

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E.    Borrower has completed the Preliminary Corporate Reorganization Transactions and has now requested that Lenders consent to the Corporate Reorganization Transactions and to make certain conforming or corresponding amendments to the Credit Agreement. The Lenders have agreed to provide such consent and to amend the Credit Agreement, subject to the terms and conditions of this Consent.
NOW THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agree as follows:
AGREEMENTS
1.Introductory Paragraph and Recitals; Definitions. The above introductory paragraph and recitals (including any terms defined therein) of this Consent are incorporated herein by reference as if fully set forth in the body of this Consent. Unless otherwise defined in this Consent, each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.
2.Consent to Corporate Reorganization Transactions; Release and Termination of Prior Share Pledge.
(a)Subject to the satisfaction of conditions precedent set forth in Section 4 below and the other terms and conditions of this Consent, notwithstanding Sections 7.03 and 7.05 of the Credit Agreement or any other restriction in the Credit Agreement or the other Loan Documents to the contrary, Administrative Agent and Lenders hereby consent to the Corporate Reorganization Transactions. The consent set out in this Section 2, (i) is limited to the extent specifically set out in this Agreement and except as expressly set out in this Agreement, no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected by this Consent, and (ii) shall not constitute, and shall not be deemed to constitute, a waiver of future compliance by Borrower or any other Loan Party with any provision of the Credit Agreement or any other Loan Document.
(b)Administrative Agent hereby terminates the Prior Share Pledge and releases its Liens on on sixty-five percent (65%) of the Equity Interests of Powell Industries International, B.V., a private company with limited liability organized and existing under the laws of the Netherlands (the “Pledged Equity Release”). Administrative Agent hereby agrees that it will, at Borrower’s sole costs and expense, execute and deliver such other documents as Borrower may reasonably request to evidence any of the foregoing termination and release. The foregoing termination and release in no way reduces, limits, or otherwise alters the terms of the Credit Agreement and the other Loan Documents, All Loan Documents (other than the Prior Share Charge) shall remain in full force and effect (except for the Pledged Equity Release expressly set forth herein) and shall remain enforceable and binding in accordance with their respective terms with respect to the obligations of each Loan Party.
3.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)Section 11.01(a)(vi) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:
“(vi)    (A) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or (B) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby; or (C) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender; or (D) subordinate, or have the effect of subordinating, the Liens securing the Obligations hereunder to Liens securing any other Indebtedness or other obligation, without the written consent of each Lender; or (E)

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release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations, without the written consent of each Lender;”
(b)Schedules 5.20(a) and 5.21(b) of the Credit Agreement are hereby deleted in their entirety and replaced with Schedules 5.20(a) and 5.21 (b) attached to this Consent.
4.Effectiveness; Conditions Precedent. This Consent shall become effective as of the Effective Date upon the satisfaction of each of the following conditions precedent (in each case, in form and substance satisfactory to the Administrative Agent):
(a)Consent. The Administrative Agent’s receipt of a counterpart of this Consent duly executed by each of the Loan Parties, the Administrative Agent and at least the Required Lenders.
(b)Share Charge; Share Certificate with Stock Transfer Form; UCC-1 Financing Statement. The Administrative Agent’s receipt of a Share Charge (the “Share Charge”) duly executed by PII in favor of the Administrative Agent for the ratable benefit of Lenders and acknowledged by UK HoldCo pledging 65% of the Equity Interests of UK HoldCo, together with the original of the share certificate evidencing such Equity Interests accompanied by an undated stock transfer form executed in blank by PII and a Uniform Commercial Code UCC-1 Financing Statement naming PII as “Debtor” and Administrative Agent as “Secured Party” as to the foregoing pledged Equity Interests and dividends, distributions, products and proceeds thereof, to be filed with the Secretary of State of the State of Delaware.
(c)Legal Opinion Letter. The Administrative Agent’s receipt of an opinion letter from Haynes and Boone, LLP, counsel to the Administrative Agent as to the Share Charge and such other usual and customary matters reasonably required by Administrative Agent.
(d)Officer’s Certificate – PII. The Administrative Agent’s receipt of a Certificate from a Responsible Officer of PII attaching true, correct and complete copies of: (i) certifying that there has been no change to the Organization Documents of PII since the Closing Date (except as may be detailed in such certificate, and, in the event of any such change(s), such certificate shall attach a copy of such changed Organization Document(s) that is certified, as of a recent date, by the applicable Governmental Authority of PII’s jurisdiction of incorporation or formation (as the case may be)); (ii) attaching and certifying a copy of resolutions (or unanimous written consents) of the board of directors or managers (or equivalent governing body) of PII, authorizing the execution and delivery of the Share Charge and the performance by PII of its obligations thereunder; (iii) certifying as to incumbency with respect to each Responsible Officer of PII executing and delivering the Share Charge and such other and further documents, agreements, stock transfer forms, or certificates and/or instruments executed, or required to be executed, in connection therewith; and (iii) attaching copies of certificates of good standing and existence of PII, certified, as of a recent date, by the applicable Governmental Authority of PII’s jurisdiction of incorporation or formation (as the case may be).
(e)Certificate Regarding Corporate Reorganization Transactions. The Administrative Agent’s receipt of a Certificate from a Responsible Officer of Borrower attaching true, correct and complete copies of the final or near-final drafts of the primary and material documents to evidence and memorialize the Corporate Reorganization Transactions (each in form and substance reasonably acceptable to the Administrative Agent).
(f)Other Information and Documents. Delivery to the Administrative Agent of such other information and/or documents as the Administrative Agent and/or any Lender may reasonably request or require in connection with this Consent.
5.Post-Closing Covenant. Borrower hereby covenants and agrees that by no later than the earlier to occur of (a) ten (10) days after the liquidation and wind down of certain existing Foreign Subsidiaries that Borrower has informed Administrative Agent that in connection with the consummation of the Corporate Reorganization Transactions, Borrower will liquidate or wind down, or cause to be liquidated or wound down on or before December 31, 2025), and (b) December 31, 2025 (or under this clause (b) such other later date as may be agreed to in writing by Administrative Agent), Borrower shall deliver to

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Administrative Agent and Lenders, a Certificate of a Responsible Officer of Borrower attaching true, correct and complete copies of all documents, instruments and filings evidencing and effecting such liquidation and wind down.
6.Representations and Warranties. Borrower and each Guarantor hereby represent and warrant to the Administrative Agent and the Lenders on, and as of, the Effective Date that: (a) it possesses the requisite power and authority to execute and deliver this Consent and to perform its respective obligations under this Consent and the Credit Agreement; (b) this Consent has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor; (c) no other consent of any Person (other than the Administrative Agent, the L/C Issuer and the Lenders) that has not been obtained is required for this Consent to be effective on the Effective Date in accordance with the terms hereof; (d) the execution and delivery of this Consent does not violate its Organization Documents; (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date as though made on the Effective Date (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date); (f) it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party; (g) no Default or Event of Default has occurred and is continuing or would result from either its execution and delivery of this Consent on the Effective Date or the performance of its respective obligations under this Consent and/or the Credit Agreement; (h) each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligation of Borrower or such Guarantor, enforceable against Borrower or such Guarantor in accordance with its respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing; and (i) as of the Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
7.Full Force and Effect; Reaffirmation.
(a)All of the terms, provisions and conditions of the Loan Documents (including in any Schedules and/or Exhibits thereto) are unchanged and shall remain and continue in full force and effect according to their respective terms. However, in the event of any inconsistency between the terms of the Credit Agreement and the terms of any other Loan Document, the terms of the Credit Agreement shall control and the terms of such other Loan Document shall be deemed to be amended to conform to the terms of the Credit Agreement.
(b)Each Loan Party: (i) (A) acknowledges and consents to all of the terms and conditions of this Consent, (B) affirms all of its respective obligations under each of the Loan Documents, and (C) agrees that this Consent, and all documents, agreements, letters, certificates and/or instruments executed in connection with this Consent, do not operate to reduce or discharge any Loan Party’s obligations under any of the Loan Documents to which it is a party; and (ii) (A) affirms that each of the Liens granted in, or pursuant to, the Loan Documents is valid and subsisting, and (B) agrees that this Consent, and all documents, agreements, certificates and/or instruments executed in connection with this Consent, do not, in any manner, impair, or otherwise adversely affect, any of the Liens granted in, or pursuant to, any of the Loan Documents.
8.Miscellaneous.
(a)Loan Document; Reference of Terms. This Consent is hereby deemed to be, and shall be, a Loan Document, and all references to a “Loan Document” or the “Loan Documents” in the Credit Agreement, in any other Loan Document, or in any other document, agreement, letter, certificate and/or instrument executed and delivered pursuant to the terms hereof or thereof, whether executed on, prior to or after the Effective Date (including, without limitation, all such references in the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents), shall be deemed to include, and shall include, this Consent.
(b)Binding Effect. This Consent shall be binding upon, and inure to the benefit of, each of the undersigned and their respective successors and permitted assigns.

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(c)No Waiver of Defaults. Except as expressly set out in Section 2 above, this Consent does not constitute a waiver of, or a consent to, any present or future violation of, or default under, any provision of any of the Loan Documents, or a waiver of the Administrative Agent’s, the L/C Issuer’s or any Lender’s right to insist upon future compliance with each and every term, covenant, condition and provision of each of the Loan Documents.
(d)Form. Each agreement, document, certificate, instrument or other writing to be furnished to the Administrative Agent or any Lender under any provision of this Consent must be in form and substance reasonably satisfactory to the Administrative Agent.
(e)Headings. The headings and captions used in this Consent are for convenience only and will not be deemed to limit, amplify or modify the terms of this Consent, the Credit Agreement or any of the other Loan Documents.
(f)Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse the Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Consent, including, without limitation, the reasonable fees and disbursements of the Administrative Agent’s counsel.
(g)Multiple Counterparts; Electronic Signatures. This Consent and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Consent (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and in “.pdf” format) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Consent may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same instrument. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication that has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(h)Governing Law. THIS CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CONSENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
9.Entirety. This Consent and the other Loan Documents represent the final agreement among Borrower, the Guarantors, the Lenders, the L/C Issuer and the Administrative Agent and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the parties. there are no unwritten oral agreements among the parties.
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IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Consent to be duly executed and delivered by its below respective duly authorized officer as of the Effective Date.
BORROWER:    POWELL INDUSTRIES, INC.,
    a Delaware corporation
    By: /s/ Michael W. Metcalf
    Name:    Michael W. Metcalf
    Title:    Executive Vice President
        and Chief Financial Officer
GUARANTORS:    POWELL ELECTRICAL SYSTEMS, INC.,
    a Delaware corporation
    By: /s/ Michael W. Metcalf
    Name:    Michael W. Metcalf
    Title:    Executive Vice President
        and Chief Financial Officer
    POWELL INDUSTRIES INTERNATIONAL, INC.,
    a Delaware corporation
    By: /s/ Michael W. Metcalf
    Name:    Michael W. Metcalf
    Title:    Executive Vice President
        and Chief Financial Officer
[Signature Pages Continue]

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ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
    as Administrative Agent
    By: /s/ Melanie Brichant
        Melanie Brichant
        Assistant Vice President

[Signature Pages Continue]

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LENDER:    BANK OF AMERICA, N.A.,
    as a Lender
    By: /s/ Katherine Osele
        Katherine Osele
        Senor Vice President

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LENDER:    TEXAS CAPITAL BANK,
    as a Lender
    By: /s/ Andrew Tanner
    Name: Andrew Tanner
    Title: Vice President
[Signature Pages End]

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SCHEDULE 5.20(A)
SUBSIDIARIES, JOINT VENTURES, PARTNERSHIPS AND OTHER EQUITY INVESTMENTS

As of September 30, 2025
Name of Legal Entity	Incorporated	Common Stock Authorized # of Shares	Common Stock Outstanding # of Shares	Percent Held Directly/Indirectly by POWL
Powell Industries, Inc.	Delaware	30,000,000	12,070,178
Powell Electrical Systems, Inc.	Delaware	1,000	100	100%
Powell Industries International, Inc.	Delaware	1,000	1,000	100%
Powell Industries International Limited	United Kingdom	100	100	100%
Powell (UK) Ltd.	United Kingdom	201	201	100%
Remsdaq Holding Ltd.	United Kingdom	11,499,999	11,499,999	100%
Remsdaq Ltd.	United Kingdom	112,500	112,500	100%
Powell Industries Asia Pte Ltd.	Singapore	400,000	400,000	100%
Powell Canada, Inc.	Canada	100	100	100%
Powell Industries International B.V.	Netherlands	90,000	18,002	100%
Powell International B.V.	Netherlands	90,000	18,000	100%
Powell B.V.	Netherlands	90,000	18,000	100%
Powell Equipment Mexico SA DE CV	Mexico	50,000	50,000	100%
Powell Trading Mexico SA DE CV	Mexico	50,000	50,000	100%
Powell (Middle East) B.V.	Netherlands	1	1	100%
Powell Canada B.V.	Netherlands	90,000	18,000	100%

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SCHEDULE 5.21(B)
PLEDGED EQUITY INTERESTS

Issuer	Owner	Cert No.	Issuer’s State of Formation	No. of Shares	% of Voting Stock
Powell Electrical Systems, Inc.	Powell Industries, Inc.	2	Delaware	100	100%
Powell Industries International, Inc.	Powell Industries, Inc.	1	Delaware	1,000	100%
Powell Industries International Limited	Powell Industries International, Inc.	3	United Kingdom and Wales	65	65%

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